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                                                                    EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDER) IS BOUND BY THE TERMS OF A WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

              WARRANT TO PURCHASE 200,000 SHARES OF COMMON STOCK OF
                                  VIACELL, INC.

      This certifies that the holder hereof (the "Holder"), for value received, is entitled to purchase from ViaCell, Inc., a Delaware corporation (the "Company"), Two Hundred Thousand (200,000) fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a price of $7.85 per share (the "Stock Purchase Price") pursuant to that certain Warrant Purchase Agreement between the Company and Purchaser, dated as of August 29,2005 (the "Warrant Purchase Agreement") at any time on or after the date the Company first administers a G-CSF Product (as defined in that certain Amendment No. 1 to the Collaboration Agreement (the "Amendment") by and between the Company and Holder) in Phase II Clinical Trials (the "Vesting Date"), up to and including 5:00 p.m. (California time) on the Expiration Date (as defined below), upon (a) surrender to the Company at its principal offices at 245 First Street, Cambridge, Massachusetts 02142 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Conversion attached hereto duly completed and signed, and (b) payment of the aggregate Stock Purchase Price for the Warrant Shares. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. "Expiration Date" shall mean August 29,2012 (or, in the event that August 29, 2012 is not a business day, the next succeeding business day).

      This Warrant may be exercised as a whole or may be exercised in part or from time to time at any time after the Vesting Date.

      This Warrant is issued pursuant to, and subject of the provisions of, the Warrant Purchase Agreement and, by its acceptance of this Warrant, the Holder expressly agrees to comply with the provisions of the Warrant Purchase Agreement. Terms used but not defined in this Warrant shall have the respective meanings assigned to them in the Warrant Purchase Agreement, to which reference is hereby made.

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      This Warrant is subject to the following further terms and conditions:

      1.    EXERCISE.

            Exercise Procedure; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of the Holder at any time on or after the Vesting Date and prior to or on the Expiration Date for the Warrant Shares which may be purchased hereunder. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2 hereof, certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by the Holder and shall be registered in the name of the Holder.

            If the Warrant shall be converted for less than the total number of shares of Warrant Shares then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein. If this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3.8 is applicable, the Holder shall receive the consideration contemplated by Section 3.8 in lieu of Common Stock of the Company.

      2.    SHARES TO BE FULLY PAID; RESERVATION OF SHARES.

            The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive or any similar rights of any stockholder of the Company and free of any liens or encumbrances arising through the Company, other than restrictions of transfer under the Warrant Purchase Agreement, this Warrant and applicable state and federal securities laws. The Company further covenants and agrees that during the period within which this Warrant may be exercised the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock is listed.

      3.    ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF WARRANT SHARES
            ISSUABLE.

            The Stock Purchase Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.

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            3.1 Adjustment for Change in Capital Stock. If the Company: (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; or (iii) combines its outstanding shares of Common Stock into a smaller number of shares; then the Stock Purchase Price in effect immediately prior to such action shall then be adjusted in accordance with the formula:

             E(1) = E x O/A

where:

             E(1) = the adjusted Stock Purchase Price.

             E    = the current Stock Purchase Price.

             O    = the number of shares of Common Stock outstanding prior to such action.

             A    = the number of shares of Common Stock outstanding immediately after such action.

            (a) In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision or combination, the adjustment shall become effective immediately after the effective date of such corporate action.

            (b) If after an adjustment the Holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Stock Purchase Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise, and the Stock Purchase Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 3.

            (c) Such adjustment shall be made successively whenever any event listed above shall occur.

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            3.2 Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined in Section 3.4) per share of Common Stock on that record date, the Stock Purchase Price shall be adjusted in accordance with the formula:

           E(1) = E x (O + (N x P)/M)/(O + N)

where:

          E(1) = the adjusted Stock Purchase Price.

          E    = the current Stock Purchase Price.

          O    = the number of shares of Common Stock outstanding on the record date.

          N    = the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

          P    = the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

          M    = the Fair Market Value per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Stock Purchase Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            3.3 Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash and securities), the Stock Purchase Price shall be adjusted in accordance with the formula:

            E(1) = E x (M - F)/M

where:

            E(1) = the adjusted Stock Purchase Price.

            E    = the current Stock Purchase Price.

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            M = the Fair Market Value per share of Common Stock on the record date mentioned below.

            F = the fair market value on the record date of the assets, debt securities, capital stock or rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

      This subsection does not apply to non-extraordinary quarterly cash dividends distributed to all holders of Common Stock.

            3.4 Fair Market Value. As used in this Agreement, the "Fair Market Value" per share of Common Stock on any date is (i) if the Common Stock is not at the time of such determination publicly traded, the fair market value as determined in good faith by the Board of Directors of the Company or (ii) if the Common Stock is at the time of such determination publicly traded, the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange.

            3.5 When Adjustments May Be Deferred. No adjustment in the Stock Purchase Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Stock Purchase Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            3.6 No Adjustment Required. No adjustment need be made for a transaction referred to in subsections 3.1 through 3.3 if:

            (a) Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis on which holders of Common Stock participate in the transaction. Further, no adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; or

            (b) there is a change in the par value or no par value of the Common Stock; or

            (c) the Company distributes or issues rights to all holders of its Common Stock pursuant to a stockholder rights plan, provided that, upon exercise of the Warrant, each holder thereof receives the same type and number of unexpired rights it would have received (as adjusted for any event described in Section 3.1 or 3.8) had it exercised its Warrant, and been a holder of the Warrant Shares issuable upon exercise thereof, prior to the record date for such distribution or issuance; or

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            (d) the Warrant becomes convertible into cash, no adjustment need be made thereafter as to the cash and interest will not accrue on the cash.

            3.7 Notice of Adjustment. Whenever the Stock Purchase Price is adjusted, the Company shall provide the notices required by Section 8 hereof.

            3.8 Reorganization of Company. If any reclassification of the Common Stock of the Company or any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of the Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the Warrant holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as maybe issued or payable in such reclassification, consolidation, merger, sale or lease with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Stock Purchase Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such reclassification, consolidation, merger, sale or lease, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such reclassification, consolidation or merger or the corporation purchasing or leasing such assets shall assume by a supplemental Warrant Agreement, executed and mailed or delivered to the holders of the Warrant at the last address thereof appearing on the books of Company, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

            (a) If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

            (b) If this subsection 3.8 applies, subsections 3.1 through 3.3 do not apply.

            3.9 When Issuance or Payment May Be Deferred. In any case in which this Section 3 shall require that an adjustment in the Stock Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Stock Purchase Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to

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such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            3.10 Adjustment in Number of Shares. Upon each adjustment of the Stock Purchase Price pursuant to Section 3.1 or 3.2, the Warrant outstanding prior to the making of the adjustment in the Stock Purchase Price shall thereafter evidence the right to receive upon payment of the adjusted Stock Purchase Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                     N(1) = N x E/E(1)

where:

            N(1) = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Stock Purchase Price.

            N    = the number of Warrant Shares previously issuable upon
                   exercise of a Warrant by payment of the Stock Purchase Price prior to adjustment.

            E(1) = the adjusted Stock Purchase Price.

            E    = the Stock Purchase Price prior to adjustment.

There shall be no adjustment in the number of shares of Common Stock that the Warrant evidences the right to receive in the case of any adjustment to the Stock Purchase Price pursuant to Section 3.3.

            3.11 Form of Warrant. Irrespective of any adjustments in the Stock Purchase Price or the number or kind of shares purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable.

      4.    ISSUANCES AND TRANSFER TAXES.

            The issuance of certificates in the name of the Holder for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof. The Holder shall pay all stock transfer taxes, if any, in respect of any transfer of this Warrant or any Warrant Shares.

      5.    NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

            Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock

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Purchase Price pursuant to Section 3.1 hereof in the event of a dividend on the
Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

      6.    RESTRICTIONS ON TRANSFERABILITY OF SECURITIES.

            6.1 Restrictions on Transfer of Warrant Shares. The Holder shall not sell Warrant Shares, either under a registration statement or otherwise, until after a 31 day period from the date of exercise of the Warrant Shares to be sold. The Warrant Shares shall not be transferable except upon the conditions specified in the Warrant Purchase Agreement.

            6.2 Transferees Bound by Warrant. Subject to compliance with the other provisions of this Section 6, the Holder may sell this Warrant or the Warrant Shares in accordance with applicable law; provided, however, that the transferee of such security shall be bound by all the terms and provisions of this Warrant and no sale shall be valid unless such transferee consents in writing to be bound by the terms of this Warrant.

            6.3 Transfers in Violation of Warrant. Any sale or attempted sale of this Warrant or the Warrant Shares in violation of any provision of this Warrant shall be void, and the Company shall not record such sale on its books nor treat any purported transferee of such securities as the owner of such securities for any purpose.

      7.    MODIFICATION AND WAIVER.

            This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      8.    NOTICES.

            All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed:

      if to the Holder, at

                      Amgen Inc.
                      One Amgen Center Drive
                      Thousand Oaks, CA 91320-1789
                      Attention: Corporate Secretary
                      Fax: (805) 447-1010

      or

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      if to the Company, at

                       ViaCell, Inc.
                       245 First Street
                       Cambridge, MA 02142
                       Attention: President
                       Fax:

      with a copy to

                       Ropes & Gray LLP
                       One International Place
                       Boston, MA 02110
                       Attention: Marc A. Rubenstein
                       Fax: 617-951-7050

or in any case at such other address as the Holder or the Company shall have furnished to the other in writing.

      9.    DESCRIPTIVE HEADINGS AND GOVERNING LAW.

            The descriptive headings of the Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflict of laws.

      10.   LOST WARRANTS OR STOCK CERTIFICATES.

            The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      11.   FRACTIONAL SHARES.

            No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by (i) if the Common Stock is not at the time of such determination publicly traded, the fair market value as determined in good faith by the Board of Directors of the Company or (ii) if the Common Stock is at the time of such determination publicly traded, the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange).

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      12.   NO IMPAIRMENT.

            The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 29th day of August, 2005.

                                         VIACELL, INC.

                                         /s/ Marc D. Beer
                                         -----------------------------
                                         By: Marc D. Beer
                                         Title: Chief Executive Officer

                           [Signature Page to Warrant]